UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 21, 2006

PMA Capital Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-22761	22-2217932
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 665-5046

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2006, PMA Capital Corporation (the “Company”) executed amended and restated employment agreements with Vincent T. Donnelly, President and Chief Executive Officer, William E. Hitselberger, Executive Vice President and Chief Financial Officer and Robert L. Pratter, Senior Vice President and General Counsel. The effective date of each of the amended and restated employment agreements is March 15, 2006.

On March 21, 2006, the Company also set incentive compensation goals for the Company’s other executive officers, including Henry O. Schramm II and John Santulli III, who together with Messrs. Donnelly, Hitselberger and Pratter are the “Named Executive Officers.”

Amended and Restated Employment Agreements

Each of the amended and restated employment agreements with Messrs. Donnelly and Hitselberger provides for a three-year term and the amended and restated employment agreement with Mr. Pratter provides for a two-year term. Each agreement provides that should the Company and the executive desire to extend his agreement at the end of the term, the Company and the executive will negotiate in good faith any such extension.

Vincent T. Donnelly

Under the terms of Mr. Donnelly’s employment agreement, we have agreed to pay Mr. Donnelly a base salary of no less than $690,000 per year for the first 18 months of the agreement and a base salary of no less than $715,000 per year for the second 18 months of the agreement. Under the terms of the agreement, Mr. Donnelly is eligible for an annual incentive award for 2006, 2007 and 2008 based upon achievement of certain goals and performance criteria set by the Compensation Committee, payable in cash and/or equity. For 2006 the targeted amount of such annual incentive award is 45% to 55% of Mr. Donnelly’s current base salary. Mr. Donnelly is also eligible for a long-term incentive award under our 2002 Equity Incentive Plan (or any successor plan) that will be targeted at 100% to 120% of $690,000 for achieving certain pre-defined operating objectives of the Company for the year ending December 31, 2008. Such award, if earned, will be paid in shares of Class A common stock valued on the date of issuance. Pursuant to the agreement, any long-term incentive compensation award for the years ending December 31, 2009 and 2010 will be established by the Compensation Committee of the Board of Directors.

Mr. Donnelly’s employment agreement also provides that if he is terminated without cause, resigns for “good reason,” or does not continue his employment beyond the term of his respective employment agreement (including by reason of his decision not to renew or extend his employment) we will pay him severance equal to the cash portion of any annual incentive bonus, provided the performance criteria have been met, in the year in which termination occurs. Additionally, in such circumstance we will pay Mr. Donnelly 24 months of severance pay at his then existing base salary plus the amount of his minimum targeted incentive compensation for the year in which his employment terminates. In the event Mr. Donnelly voluntarily resigns between 11 and 13 months following a Change in Control (or is terminated for other than “cause” within 12 months of a Change in Control), we have agreed to pay Mr. Donnelly the cash portion of any annual incentive bonus, if earned, plus a sum equal to three times the greater of his then current annual base salary or base salary in effect immediately prior to the Change in Control plus three times the greater of the amount of his minimum targeted annual incentive award for the year of the termination or the amount of that target for the year corresponding to the date immediately before the Change in Control. Should Mr. Donnelly’s employment be terminated for any reason other than for “cause” or his voluntary resignation, Mr. Donnelly is entitled to a 100% fully vested interest in his “retirement benefit” under our Executive Management Pension Plan (“EMPP”) and an increase in his benefit under our other retirement and pension plans to an amount not less than that which he would have received had his employment continued through the 24 month anniversary (36 month anniversary in the event of termination upon a Change in Control) of his termination date.

William E. Hitselberger

Under the terms of Mr. Hitselberger’s employment agreement, we have agreed to pay Mr. Hitselberger a base salary of no less than $425,000 per year. Under the terms of the agreement, Mr. Hitselberger is eligible for an annual incentive award for 2006, 2007 and 2008 based upon achievement of certain goals and performance criteria set by the Compensation Committee, payable in cash and/or equity. For 2006 the targeted amount of such annual incentive award is 25% to 30% of Mr. Hitselberger’s current base salary. Mr. Hitselberger is also eligible for a long-term incentive award under our 2002 Equity Incentive Plan (or any successor plan) that will be targeted at 65% to 78% of $425,000 for achieving certain pre-defined operating objectives of the Company for the year ending December 31, 2008. Such award, if earned, will be paid in shares of Class A common stock valued on the date of issuance. Pursuant to the agreement, any long-term incentive compensation award for the years ending December 31, 2009 and 2010 will be established by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors.

Mr. Hitselberger’s employment agreement also provides that if he is terminated without cause, resigns for “good reason,” or does not continue his employment beyond the term of his respective employment agreement (including by reason of his decision not to renew or extend his employment) we will pay him severance equal to the cash portion of any annual incentive bonus, provided the performance criteria have been met, in the year in which termination occurs. Additionally, in such circumstance we will pay Mr. Hitselberger 18 months of severance pay at his then existing base salary plus the amount of his minimum targeted incentive compensation for the year in which his employment terminates. In the event Mr. Hitselberger voluntarily resigns between 11 and 13 months following a Change in Control (or is terminated for other than “cause” within 12 months of a Change in Control), we have agreed to pay Mr. Hitselberger the cash portion of any annual incentive bonus, if earned, plus a sum equal to two times the greater of his then current annual base salary or base salary in effect immediately prior to the Change in Control plus two times the greater of the amount of his minimum targeted annual incentive award for the year of the termination or the amount of that target for the year corresponding to the date immediately before the Change in Control. Should Mr. Hitselberger’s employment be terminated for any reason other than for “cause” or his voluntary resignation, Mr. Hitselberger is entitled to a 100% fully vested interest in his “retirement benefit” under our EMPP and an increase in his benefit under our other retirement and pension plans to an amount not less than that which he would have received had his employment continued through the 18 month anniversary (24 month anniversary in the event of termination upon a Change in Control) of his termination date.

Robert L. Pratter

Under the terms of Mr. Pratter’s employment agreement, we have agreed to pay Mr. Pratter a base salary of no less than $400,000 per year. Under the terms of the agreement, Mr. Pratter is eligible for an annual incentive award for 2006 and 2007 based upon achievement of certain goals and performance criteria set by the Compensation Committee, payable in cash and/or equity. For 2006 the targeted amount of such annual incentive award is 20% to 25% of Mr. Pratter’s current base salary. Mr. Pratter is also eligible for a long-term incentive award under our 2002 Equity Incentive Plan (or any successor plan) that will be targeted at 40% to 48% of $400,000 for achieving certain pre-defined operating objectives of the Company for the year ending December 31, 2008. Such award, if earned, will be paid in shares of Class A common stock valued on the date of issuance. Pursuant to the agreement, any long-term incentive compensation award for the year ending December 31, 2009 will be established by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors.

Mr. Pratter’s employment agreement also provides that if he is terminated without cause, resigns for “good reason,” does not continue his employment beyond the term of his respective employment agreement (including by reason of his decision not to renew or extend his employment), or resigns in connection with a “Change in Control” we will pay him severance equal to the cash portion of any annual incentive bonus, provided the performance criteria have been met, in the year in which termination occurs. Additionally, in such circumstance we will pay Mr. Pratter 12 months of severance pay at his then existing base salary plus the amount of his minimum targeted incentive compensation for the year in which his employment terminates. Should Mr. Pratter’s employment be terminated for any reason other than for “cause” or his voluntary resignation, Mr. Pratter is entitled to a 100% fully vested interest in his “retirement benefit” under our EMPP and an increase in his benefit under our other retirement and pension plans to an amount not less than that which he would have received had his employment continued through the 12 month anniversary of his termination date.

As used herein, “Change in Control” means: (a) a change in control of the Company requiring disclosure under 6(e) of Schedule 14A, (b) if any person directly or indirectly acquires more than 50% of the voting securities of the Company, (c) if after consummation of a merger, the Company’s shareholders own less than 50% of the surviving company, (d) the sale of all or substantially all of the assets of the Company or (e) if at any time the members of the Board (or nominees thereto) cease to constitute at least a majority of the Board.

Copies of each of the amended and restated employment agreements are attached hereto as Exhibits 99.1, 99.2 and 99.3 and are incorporated herein by reference.

Incentive Compensation for Messrs. Schramm and Santulli

Pursuant to the Company’s 2006 Incentive Compensation Plan, which was approved by the Compensation Committee of the Board of Directors, Messrs. Schramm and Santulli are entitled to receive an annual cash bonus targeted at 15% to 18% of their respective base salaries if certain predefined operating objectives of the Company and individual qualitative performance objectives are met. Such operating objectives include the gross written premiums, pretax operating income, and certain operating ratios of The PMA Insurance Group, each within a range specified by the Company and approved by the Compensation Committee of the Board of Directors. Each of Messrs. Schramm and Santulli is also eligible for a long-term incentive award under our 2002 Equity Incentive Plan (or any successor plan) that will be targeted at 30%  (with a maximum of 36% of the Company's operating objectives are exceeded) of their current base salaries for achieving certain pre-defined operating objectives of the Company for the year ending December 31, 2008. Such award, if earned, will be paid in shares of Class A common stock valued on the date of issuance.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Amended and Restated Employment Agreement, dated as of March 15, 2006, by and between PMA Capital Corporation and Vincent T. Donnelly.

Exhibit 99.2	Amended and Restated Employment Agreement, dated as of March 15, 2006, by and between PMA Capital Corporation and William E. Hitselberger.

Exhibit 99.3	Amended and Restated Employment Agreement, dated as of March 15, 2006, by and between PMA Capital Corporation and Robert L. Pratter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PMA Capital Corporation

March 23, 2006	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Amended and Restated Employment Agreement, dated as of March 15, 2006, by and between PMA Capital Corporation and Vincent T. Donnelly.

Exhibit 99.2	Amended and Restated Employment Agreement, dated as of March 15, 2006, by and between PMA Capital Corporation and William E. Hitselberger.

Exhibit 99.3	Amended and Restated Employment Agreement, dated as of March 15, 2006, by and between PMA Capital Corporation and Robert L. Pratter.